Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-1

(Form Type)

ATLANTA BRAVES HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Series C common stock, $0.01 par value	Rule 457(c)	1,811,066	$36.145(1)	$65,460,981	0.00011020	$7,213.80
Fees Previously Paid
	Total Offering Amounts					$65,460,981		$7,213.80
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$7,213.80

(1)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on The Nasdaq Global Select Market on September 6, 2023 (such date being within five business days of the date that this registration statement was filed with the United States Securities and Exchange Commission). This calculation is in accordance with Rule 457(c) of the Securities Act.